Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	May 31, 2002
Payment Date	Jun 17, 2002

Calculation of Interest Expense

Index (LIBOR)	1.840000%
Accrual end date, accrual beginning date and days in Interest Period	Jun 17, 2002 May 15, 2002 33
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	52,299,416	49,000,000	4,900,000	13,326,508
Previously unpaid interest/yield	0	0	0
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.060000%	2.440000%	2.840000%
Interest/Yield Payable on the Principal Balance	98,759	109,597	12,756
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	98,759	109,597	12,756
Interest/Yield Paid	98,759	109,597	12,756

Summary

Beginning Security Balance	52,299,416	49,000,000	4,900,000	13,326,508
Beginning Adjusted Balance	52,299,416	49,000,000	4,900,000
Principal Paid	7,120,733	0	0	26,508
Ending Security Balance	45,178,682	49,000,000	4,900,000	13,324,901
Ending Adjusted Balance	45,178,682	49,000,000	4,900,000
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	58,449,863	45,491,702	425,827
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			3,406,278
Ending OC Amount as Holdback Amount				13,324,901
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1546973	$0.8044109	$0.5011255
Principal Paid per $1000	$11.1540312	$0.0000000	$0.0000000